Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enhabit, Inc. (formerly known as Encompass Health Home Health Holdings, Inc.) of our report dated April 1, 2022 relating to the financial statements, which appears in Enhabit, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
July 1, 2022